Exhibit 10.05

THIRD AMENDMENT TO

ANNA’S LINEN COMPANY

1999 STOCK OPTION PLAN

1. The purpose of this Third Amendment to the Anna’s Linen Company 1999 Stock Option Plan (the “Plan”), effective as of July 31, 2004, is to amend the Plan to (a) increase the total number of shares of the Company’s Common Stock (“Shares”) reserved and available for grant and issuance pursuant to the Plan from One Hundred Twenty Thousand (120,000) Shares to One Hundred Forty Thousand (140,000) Shares; provided, however, that the maximum number of Shares that may be issued under the Plan to any participant during the term of the Plan shall be limited to Twenty-Five Thousand (25,000) Shares, (b) provide that the maximum number of shares that may be issued through ISOs shall be 140,000 (i.e. the same as the total number of Shares reserved and available for grant and issuance pursuant to the Plan), and (c) provide that if a Participant is Terminated for cause, then any options held by the Participant at the time of Termination shall no longer be exercisable.

2. By way of formal adoption and approval of the amendments described above, the following specific amendments to the Plan are hereby made.

(a) Section 2 of the Plan is hereby amended in its entirety as follows:

“2. SHARES SUBJECT TO THE PLAN

2.1 Number of Shares Available. Subject to Sections 2.2 and 14, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be One Hundred Forty Thousand (140,000) Shares; provided, however, that the maximum number of Shares that may be issued under the Plan to any Participant during the term of the Plan shall be limited to Twenty-Five Thousand (25,000) Shares. Subject to Section 5, the maximum number of Shares that may be issued under this Plan pursuant to the grant of “ISOs” (as defined in Section 5) shall be limited to One Hundred Forty Thousand (140,000) Shares. Subject to Sections 2.2 and 14, Shares reserved for issuance pursuant to Options granted under this Plan shall again be available for grant and issuance, in connection with future Options granted under the Plan, in the event that they: (a) are subject to issuance upon exercise of an Option, but cease to be subject to such Option for any reason other than exercise of such Option, or (b) are subject to an Option that otherwise terminates without such Shares being issued and for which the Participant did not receive any benefits of ownership.

2.2 Adjustment of Shares. In the event that the number of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then: (a) the number of Shares reserved for issuance under the Plan, (b) the maximum number of Shares that may be issued under the Plan pursuant to the grants of ISOs, and (c) the Exercise Prices of and number of Shares subject to outstanding Options, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued, but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee; and provided, further, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.”

(b) Paragraph 5.1.6(a) of the Plan is hereby amended in its entirety as follows:

“(a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options, only to the extent that such Options would have been exercisable upon the Termination Date, no later than three (3) months after the Termination Date, but in any event, no later than the expiration date of the Options; provided, however, that if the Participant is Terminated for cause (as determined in good faith by the Chief Executive Officer of this Corporation or by the Committee), then any Options held by the Participant as of the Termination Date shall immediately expire and shall not thereafter be exercisable by the Participant.”

3. Except as above provided, the Plan shall remain unchanged and shall remain in full force and effect.

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